Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.43 PER DILUTED SHARE FOR THE FOURTH QUARTER 2011

Fourth quarter 2011 consolidated revenues rose 32% to $341.3 million and pre-tax earnings increased 395% to $63.1 million compared to the fourth quarter 2010

Market Making grew fourth quarter 2011 revenues 69% to $187.4 million and pre-tax earnings 181% to $84.4 million compared to the fourth quarter 2010, despite a decline in retail trading activity year over year

During the fourth quarter 2011, Knight repurchased 2.0 million shares

JERSEY CITY, New Jersey (January 19, 2012) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $40.2 million, or $0.43 per diluted share, for the fourth quarter of 2011. The results included a tax benefit of $1.7 million, or $0.02 per diluted share.

For the fourth quarter of 2010, the company reported consolidated earnings of $9.2 million, or $0.10 per diluted share. The results included a tax benefit of $2.1 million, or $0.02 per diluted share.

Revenues from continuing operations for the fourth quarter of 2011 were $341.3 million, compared to $259.0 million from continuing operations for the fourth quarter of 2010.

“In the fourth quarter of 2011, Knight produced strong financial results,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues and pre-tax earnings rose considerably year over year despite a decline in market conditions as the quarter progressed. Market Making performed exceptionally well and again demonstrated the ability to adapt to the trading environment and deliver results. While the fourth quarter was not without its challenges, the contribution from Electronic Execution Services increased and we worked to improve profitability across products and services.”

“Continuing operations” includes the company’s Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other segments. Market Making consists of all global market making across equities, fixed income, foreign exchange and options as well as the company’s activities as a Designated Market Maker at the NYSE. Institutional Sales and Trading includes full-service institutional research, sales and trading as well as equity and debt capital markets, reverse mortgage origination and securitization, and asset management. Electronic Execution Services includes Knight Direct, Hotspot FX and Knight BondPoint. Corporate and Other includes strategic investments primarily in financial services-related ventures, clearing and settlement activity, corporate overhead expenses and all other income and expenses that are not attributable to the other reporting segments.

	Q4 2011	Q4 2010

Revenues ($ thousands)	341,327	259,033
Net income ($ thousands)	40,238	9,232
Diluted EPS ($)	0.43	0.10
Average daily U.S. equity dollar value traded ($ billions)	27.3	24.7
Average daily U.S. equity trades (thousands)	4,156.4	3,474.1
Nasdaq and Listed equity shares traded (billions)	60.8	60.5
OTC Bulletin Board and Pink Sheet shares traded (billions)	121.2	330.9
Average revenue capture per U.S. equity dollar value traded (bps)	1.42	1.05
Average daily Knight Direct equity shares (millions)	210.5	174.9
Average daily Hotspot FX notional dollar value traded ($ billions)	53.9	42.0

	YTD 2011	YTD 2010

Revenues ($ thousands)	1,404,527	1,149,056
Net income ($ thousands)	115,237	91,638
Diluted EPS ($)	1.21	0.97
Average daily U.S. equity dollar value traded ($ billions)	29.3	26.6
Average daily U.S. equity trades (thousands)	4,151.2	3,730.4
Nasdaq and Listed equity shares traded (billions)	249.9	275.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	885.1	1,988.9
Average revenue capture per U.S. equity dollar value traded (bps)	1.27	1.10
Average daily Knight Direct equity shares (millions)	183.7	148.8
Average daily Hotspot FX notional dollar value traded ($ billions)	59.1	36.9

“In 2011, Knight recorded its sixth straight year of approximately $1 in earnings per share,” said Mr. Joyce. “For the full year, we maintained the number-one rankings in shares traded across NYSE- and NASDAQ-listed stocks, ETFs and OTC Bulletin Boards among all securities firms. In addition, Knight increased average daily U.S. equity dollar volume traded by 11 percent. At the same time, we undertook a restructuring to cut underperforming areas and efforts to refine the client offering continue.”

Market Making

During the fourth quarter of 2011, the Market Making segment generated total revenues of $187.4 million and pre-tax income of $84.4 million. In the fourth quarter of 2010, Market Making reported total revenues of $111.0 million and pre-tax income of $30.0 million. Market Making had pre-tax margins of 45 percent in the fourth quarter of 2011 compared to pre-tax margins of 27 percent in the fourth quarter of 2010.

“In Market Making, Knight grew revenues 69 percent and pre-tax earnings 181 percent year over year,” said Mr. Joyce. “Amid lower retail trading activity compared to the fourth quarter of 2010, Market Making maintained industry-leading market share in U.S. equities and drove the rise in average daily dollar volume traded. Near-constant enhancements to trading technologies covering platforms, models and strategies contributed to the increase in revenue capture. During the quarter, we progressed in efforts to grow European equities and U.S. options.”

Institutional Sales and Trading

During the fourth quarter of 2011, the Institutional Sales and Trading segment generated total revenues of $103.8 million and pre-tax loss of $17.1 million. In the fourth quarter of 2010, Institutional Sales and Trading reported total revenues of $112.4 million and pre-tax loss of $7.7 million.

“In Institutional Sales and Trading, Knight produced strong revenues and renewed efforts to decrease expenses,” said Mr. Joyce. “We generated balanced contributions across products and regions. Further, the institutional equities and fixed income teams instituted a number of measures to increase referrals and cut costs. During the quarter, Urban worked to secure its position among the reverse mortgage industry leaders in lending and issuance.”

Electronic Execution Services

During the fourth quarter of 2011, the Electronic Execution Services segment generated total revenues of $40.6 million and pre-tax income of $12.5 million. In the fourth quarter of 2010, Electronic Execution Services reported total revenues of $37.1 million and pre-tax income of $10.7 million. Electronic Execution Services had pre-tax margins of 31 percent in the fourth quarter of 2011 compared to pre-tax margins of 29 percent in the fourth quarter of 2010.

“In Electronic Execution Services, Knight grew revenues nine percent and pre-tax earnings 17 percent year over year,” said Mr. Joyce. “The results are due to the respective strengths of the electronic trading products as well as secular trends and, to a lesser extent, market conditions. In comparison to the fourth quarter of 2010, we witnessed growth in average daily volumes of 28 percent at Hotspot FX, 20 percent at Knight Direct and 13 percent at Knight BondPoint.”

Corporate and Other

During the fourth quarter of 2011, the Corporate and Other segment reported a pre-tax loss of $16.5 million. In the fourth quarter of 2010, the Corporate segment reported a pre-tax loss of $20.2 million.

“During the fourth quarter of 2011, Knight performed extremely well,” said Mr. Joyce. “Relative to the financial sector, I believe Knight’s path to improving and sustaining strong financial results is straightforward. We’re beginning to realize the benefits of investments in core areas and refocusing on new and innovative trading technologies that allow us to provide clients with consistent, high-quality trade executions and low transaction costs.”

Headcount at December 31, 2011 was 1,423 full-time employees, as compared to 1,326 full-time employees at December 31, 2010.

As of December 31, 2011, the company had $467.6 million in cash and cash equivalents. The company had $1.5 billion in stockholders’ equity as of December 31, 2011, equivalent to a book value of $15.70 per diluted share. The company had a book value of $14.51 per diluted share as of December 31, 2010.

During the fourth quarter of 2011, the company repurchased 2.0 million shares for $25.0 million under the company’s existing stock repurchase program. To date, the company has repurchased 75.2 million shares for $859.5 million. The company has approximately $140.5 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its fourth quarter 2011 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, January 19, 2012. To access Knight’s earnings conference call, please dial 866-564-7439 for domestic callers or 719-457-2618 for international callers. When prompted, please enter passcode 2983341. A replay of the fourth quarter 2011 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 2983341. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for December 2011 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including buy- and sell-side firms and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific region. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks related to the corporate restructuring in the third quarter 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative, regulatory and financial rules changes, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Managing Director,	Director,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954 or	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

Revenues
Net trading revenue	$168,412	$96,619	$631,989	$489,394
Commissions and fees	164,587	165,901	749,911	660,527
Interest, net	443	1,240	4,649	2,092
Investment income (loss) and other, net	7,885	(4,727)	17,978	(2,957)

Total revenues	341,327	259,033	1,404,527	1,149,056

Expenses
Employee compensation and benefits	137,496	133,972	583,786	546,748
Execution and clearance fees	53,433	41,966	229,209	176,116
Communications and data processing	21,557	19,287	87,109	69,597
Payments for order flow	19,238	8,987	85,269	37,700
Depreciation and amortization	13,519	12,435	54,000	42,773
Interest	11,827	8,785	42,068	25,896
Occupancy and equipment rentals	6,558	7,300	28,084	26,632
Business development	6,490	4,502	23,360	19,493
Professional fees	5,907	4,701	21,305	17,463
Restructuring	—	—	28,624	16,731
Writedown of assets and lease loss accrual	700	—	2,978	1,032
Other	1,455	4,331	31,606	18,909

Total expenses	278,180	246,266	1,217,398	999,090

Income from continuing operations before income taxes	63,147	12,767	187,129	149,966
Income tax expense	22,883	3,391	71,488	57,969

Income from continuing operations, net of tax	40,264	9,376	115,641	91,997
Loss from discontinued operations, net of tax	(26)	(144)	(404)	(359)

Net income	$40,238	$9,232	$115,237	$91,638

Basic earnings per share from continuing operations	$0.45	$0.10	$1.26	$1.02

Diluted earnings per share from continuing operations	$0.43	$0.10	$1.22	$0.97

Basic earnings per share	$0.44	$0.10	$1.26	$1.02

Diluted earnings per share	$0.43	$0.10	$1.21	$0.97

Shares used in computation of basic earnings per share	90,427	91,226	91,490	90,167

Shares used in computation of diluted earnings per share	93,141	93,735	95,013	94,447

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2011	December 31, 2010
	(In thousands)
ASSETS
Cash and cash equivalents	$467,633	$375,569
Financial instruments owned, at fair value:
Equities	1,416,090	1,299,052
Listed equity options	280,384	41,840
Debt securities	134,631	77,288
Loan inventory	206,572	146,472
Other financial instruments	21,483	38,487
Securitized HECM loan inventory	1,722,631	—

Total financial instruments owned, at fair value	3,781,791	1,603,139
Collateralized agreements:
Securities borrowed	1,494,647	1,361,010
Receivable from brokers, dealers and clearing organizations	623,897	476,159
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	111,464	117,601
Investments	83,231	81,331
Goodwill	337,843	338,743
Intangible assets, less accumulated amortization	92,889	109,784
Other assets	159,556	206,875

Total assets	$7,152,951	$4,670,211

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,369,750	$1,164,718
Listed equity options	254,506	40,564
Debt securities	63,073	60,679
Other financial instruments	34,563	45,363

Total financial instruments sold, not yet purchased, at fair value	1,721,892	1,311,324
Collateralized financings:
Securities loaned	697,998	527,945
Financial instruments sold under agreements to repurchase	420,320	485,184
Liability to GNMA trusts, at fair value	1,710,627	—
Other secured financings	59,405	35,583
Payable to brokers, dealers and clearing organizations	322,660	337,430
Accrued compensation expense	188,939	186,451
Accrued expenses and other liabilities	144,747	114,376
Long-term debt	424,338	311,060

Total liabilities	5,690,926	3,309,353

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,664	1,628
Additional paid-in capital	850,837	807,287
Retained earnings	1,433,320	1,317,462
Treasury stock, at cost	(823,023)	(765,875)
Accumulated other comprehensive loss	(773)	(265)

Total Knight Capital Group, Inc. stockholders’ equity	1,462,025	1,360,237
Noncontrolling interests	—	621

Total equity	1,462,025	1,360,858

Total liabilities and equity	$7,152,951	$4,670,211

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2011	2010 (1)	2011	2010 (1)
Market Making
Revenues	$187.4	$111.0	$704.5	$549.1
Expenses (2) (3)	103.0	81.1	448.4	339.3

Pre-tax earnings	84.4	30.0	256.1	209.9

Institutional Sales and Trading
Revenues	103.8	112.4	511.5	457.6
Expenses (2) (3)	121.0	120.1	555.9	477.1

Pre-tax loss	(17.1)	(7.7)	(44.4)	(19.5)

Electronic Execution Services
Revenues	40.6	37.1	167.9	138.2
Expenses (2) (3)	28.1	26.4	118.4	100.8

Pre-tax earnings	12.5	10.7	49.5	37.4

Corporate and Other
Revenues	9.6	(1.5)	20.6	4.1
Expenses (2) (3)	26.1	18.7	94.7	82.0

Pre-tax loss	(16.5)	(20.2)	(74.1)	(77.9)

Consolidated
Revenues	341.3	259.0	1,404.5	1,149.1
Expenses (2) (3)	278.2	246.3	1,217.4	999.1

Pre-tax earnings	$63.1	$12.8	$187.1	$150.0

*	Totals may not add due to rounding.
(1) -	Prior period amounts have been recast to conform with current period segment presentation. Such recast had no effect on previously reported Consolidated Pre-tax earnings.
(2) -	Included in Expenses for the year ended December 31, 2011 is a Restructuring charge of $28.6 million which includes $0.5 million for Market Making, $23.9 million for Institutional Sales and Trading, $0.4 million for Electronic Execution Services, and $3.8 million for Corporate and Other.
(3) -	Included in Expenses for the year ended December 31, 2010 is a Restructuring charge of $16.7 million which includes $1.6 million for Market Making, $14.3 million for Institutional Sales and Trading, $0.1 million for Electronic Execution Services, and $0.7 million for Corporate and Other.